Exhibit 5


                                       June 29, 1999

NCT Group, Inc.
1025 West Nursery Road
Suite 120
Linthicum, Maryland  21090

     Re:   Registration Statement on Form S-1

Gentlemen:

     We serve as outside counsel to NCT Group, Inc., a Delaware corporation (the "Company"), and have acted as counsel in connection with the preparation and filing with the Securities and Exchange Commission of the Registration Statement on Form S-1 that the Company is filing today with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the sale by certain Selling Stockholders, as defined in such Registration Statement, of 26,648,696 shares of Common Stock of the Company (the "Resale Shares").

     With respect to the Registration Statement on Form S-1, we are of the opinion that the Resale Shares have been duly authorized by the Company, have been validly issued and are fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit No. 5 to the Registration Statement on Form S-1 referred to above and to the reference therein to our firm under the caption "Interests of Named Experts and Counsel" in the Prospectus.


                                    Respectfully submitted,

                                    /s/ Crowell & Moring LLP
                                    ------------------------
                                    CROWELL & MORING LLP

Signed By:

/s/ WILLIAM P. O'NEILL
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Date:  6/29/99

Reviewed By:

/s/ STEVE SCHNITZER
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Date:  6/29/99